Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Paul E. Atkiss, Chief Financial Officer of Viper Networks, Inc. (the “Small Business Issuer”) do hereby certify pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1)
The Small Business Issuer’s amended Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 2005 as amended September 6, 2006 (the “Report”) to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the amended Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Small Business Issuer.

By:/s/ Paul E. Atkiss Paul E. Atkiss Chief Financial Officer	Date: September 7, 2006

A signed original of this written statement required by Section 906 has been provided to Viper Networks, Inc. and will be retained by Viper Networks, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.